Exhibit (h)(3)(i)

SCHEDULE A

DATED AS OF SEPTEMBER 4, 2014

TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Transamerica Arbitrage Strategy	1.25%	March 1, 2015
Transamerica Asset Allocation – Conservative Portfolio	0.45%	March 1, 2015
Transamerica Asset Allocation – Growth Portfolio	0.45%	March 1, 2015
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	March 1, 2015
Transamerica Asset Allocation – Moderate Portfolio	0.45%	March 1, 2015
Transamerica Bond	0.71%	March 1, 2015
Transamerica Capital Growth	1.20%	March 1, 2015
Transamerica Commodity Strategy	0.94%	March 1, 2015
Transamerica Concentrated Growth	0.95%	March 1, 2015
Transamerica Core Bond	0.70%	March 1, 2015
Transamerica Developing Markets Equity	1.45%	March 1, 2015
Transamerica Dividend Focused	0.90%	March 1, 2015
Transamerica Emerging Markets Debt	1.00%	March 1, 2015
Transamerica Emerging Markets Equity	1.60%	March 1, 2015
Transamerica Enhanced Muni	0.71%*	March 1, 2015
Transamerica Flexible Income	1.00%	March 1, 2015
Transamerica Floating Rate	0.80%	March 1, 2015
Transamerica Global Bond	0.75%	March 1, 2015
Transamerica Global Equity	1.10%	September 4, 2015
Transamerica Global Macro	1.65%	March 1, 2015
Transamerica Global Real Estate Securities	N/A	March 1, 2015
Transamerica Growth	N/A	March 1, 2015
Transamerica Growth Opportunities	1.40%	March 1, 2015
Transamerica High Yield Bond	0.95%	March 1, 2015
Transamerica High Yield Muni	0.76%*	March 1, 2015
Transamerica Income & Growth	0.93%	March 1, 2015
Transamerica Inflation Opportunities	0.75%	March 1, 2015
Transamerica Intermediate Bond	0.55%	March 1, 2015
Transamerica International Equity	1.15%	March 1, 2015
Transamerica International Equity Opportunities	N/A	March 1, 2015
Transamerica International Small Cap	1.27%	March 1, 2015
Transamerica International Small Cap Value	1.22%	March 1, 2015
Transamerica Large Cap Value	1.00%	March 1, 2015
Transamerica Long/Short Strategy	1.59%	March 1, 2015
Transamerica Managed Futures Strategy	1.45%	March 1, 2015
Transamerica Mid Cap Growth	1.05%	March 1, 2015
Transamerica Mid Cap Value	1.05%	March 1, 2015
Transamerica Mid Cap Value Opportunities	0.95%	April 30, 2015
Transamerica MLP & Energy Income	1.35%	March 1, 2015
Transamerica Money Market	0.48%	March 1, 2015
Transamerica Multi-Managed Balanced	1.20%	March 1, 2015
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	March 1, 2015
Transamerica Opportunistic Allocation	0.95%	March 1, 2015
Transamerica Short-Term Bond	0.80%	March 1, 2015
Transamerica Small Cap Core	1.05%	March 1, 2015
Transamerica Small Cap Growth	1.15%	March 1, 2015
Transamerica Small Cap Value	1.15%	March 1, 2015
Transamerica Small/Mid Cap Value	1.25%	March 1, 2015
Transamerica Strategic High Income	0.95%	March 1, 2015
Transamerica Tactical Allocation	0.85%	March 1, 2015
Transamerica Tactical Income	0.67%	March 1, 2015
Transamerica Tactical Rotation	0.85%	March 1, 2015
Transamerica Total Return	N/A	March 1, 2015
Transamerica US Growth	1.17%	March 1, 2015

*	0.10% of the 0.25% 12b-1 fee for Class A shares and 0.25% of the 1.00% 12b-1 fee for Class C shares will be contractually waived through March 1, 2015.

SCHEDULE B

DATED AS OF SEPTEMBER 4, 2014

TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica Arbitrage Strategy

Transamerica Asset Allocation – Conservative Portfolio

Transamerica Asset Allocation – Growth Portfolio

Transamerica Asset Allocation – Moderate Growth Portfolio

Transamerica Asset Allocation – Moderate Portfolio

Transamerica Bond

Transamerica Capital Growth

Transamerica Commodity Strategy

Transamerica Concentrated Growth

Transamerica Core Bond

Transamerica Developing Markets Equity

Transamerica Dividend Focused

Transamerica Emerging Markets Debt

Transamerica Emerging Markets Equity

Transamerica Enhanced Muni

Transamerica Flexible Income

Transamerica Floating Rate

Transamerica Global Bond

Transamerica Global Equity

Transamerica Global Macro

Transamerica Global Real Estate Securities

Transamerica Growth

Transamerica Growth Opportunities

Transamerica High Yield Bond

Transamerica High Yield Muni

Transamerica Income & Growth

Transamerica Inflation Opportunities

Transamerica Intermediate Bond

Transamerica International Equity

Transamerica International Equity Opportunities

Transamerica International Small Cap

Transamerica International Small Cap Value

Transamerica Large Cap Value

Transamerica Long/Short Strategy

Transamerica Managed Futures Strategy

Transamerica Mid Cap Growth

Transamerica Mid Cap Value

Transamerica Mid Cap Value Opportunities

Transamerica MLP & Energy Income

Transamerica Money Market

Transamerica Multi-Managed Balanced

Transamerica Multi-Manager Alternative Strategies Portfolio

Transamerica Opportunistic Allocation

Transamerica Small Cap Core

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

Transamerica Strategic High Income

Transamerica Tactical Allocation

Transamerica Tactical Income

Transamerica Tactical Rotation

Transamerica Total Return

Transamerica US Growth